Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-236884) of Evoqua Water Technologies Corp.,

(2)
Registration Statement (Form S-8 No. 333-228988) of Evoqua Water Technologies Corp. IPO Restricted Stock Units, the Evoqua Water Technologies Corp. 2017 Equity Incentive Plan, and the Evoqua Water Technologies Corp. Employee Stock Purchase Plan of Evoqua Water Technologies Corp.,

(3)	Registration Statement (Form S-8 No. 333-235284) of EWT Holdings I Corp. Stock Option Plan, and

(4)	Registration Statement (Form S-8 No. 333-238074) of Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Inventive Plan

of our reports dated November 20, 2020, with respect to the consolidated financial statements and schedule of Evoqua Water Technologies Corp., and the effectiveness of internal control over financial reporting of Evoqua Water Technologies Corp. included in this Annual Report (Form 10-K) for the year ended September 30, 2020.

/s/ Ernst & Young LLP

November 20, 2020
Pittsburgh, Pennsylvania